SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2007

CURTISS WRIGHT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-134	13-0612970

State or Other	Commission File	IRS Employer
Jurisdiction of	Number	Identification No.
Incorporation or
Organization

4 Becker Farm Road
Roseland, New Jersey	07068
Address of Principal Executive Offices	Zip Code

Registrant’s telephone number, including area code: (973) 597-4700

--------------

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

Amendment to Credit Agreement

On August 10, 2007, Curtiss-Wright Corporation (the “Company”) entered into a Second Amended and Restated Credit Agreement (the “Second Amended and Restated Agreement”), among the Company, and Certain Subsidiaries as Borrowers; the Lenders party thereto; Bank of America N.A., as Administrative Agent, Swingline Lender, and L/C Issuer; JPMorgan Chase Bank, N.A., as Syndication Agent; and Suntrust Bank and Citibank N.A., as Co-Documentation Agents.

The Second Amended and Restated Agreement amends the Company’s $400 Million five-year credit facility under the Credit Agreement dated as of July 23, 2004, by extending the maturity date of the facility from July 23, 2009 to August 10, 2012, and increasing the credit facility from $400 Million to $425 Million with an accordion feature to expand to $600 million. In addition, the Second Amended and Restated Agreement provides for improved pricing terms, reduced facility fees, and increased availability of the facility for letters of credit.

The foregoing description of the Second Amended and Restated Agreement does not purport to be complete. For an understanding of the terms and provisions, reference should be made to the Second Amended and Restated Agreement, attached as Exhibit 10.1 to this Report.

Section 9 – Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 — Form of Second Amended and Restated Credit Agreement dated as of August 10, 2007, among the Company, and Certain Subsidiaries as Borrowers; the Lenders party thereto; Bank of America N.A., as Administrative Agent, Swingline Lender, and L/C Issuer; JPMorgan Chase Bank, N.A., as Syndication Agent; and Suntrust Bank and Citibank N.A., as Co-Documentation Agents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CURTISS WRIGHT CORPORATION

By: /s/ Glenn E. Tynan
Glenn E. Tynan
Vice-President and
Chief Financial Officer

Date: August 14, 2007

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Second Amended and Restated Credit Agreement, dated August 10, 2007.